UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2025

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share	STRF	The Nasdaq Global Select Market
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share	STRD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Peter L. Briger, Jr. to the Board of Directors

On July 1, 2025, the Board of Directors (the “Board”) of MicroStrategy Incorporated d/b/a Strategy (“Strategy” or the “Company”), upon recommendation from the Nominating Committee of the Board, elected Peter L. Briger, Jr. as a member of the Board. At this time, Mr. Briger has not been named to any committee of the Board.

Mr. Briger, age 61, currently serves as Chairman of the Board of Directors of Fortress Investment Group (“Fortress”), a leading global investment management firm. Mr. Briger has been with Fortress since 2002 and acted as Co-Chief Executive Officer and Co-Chief Investments Officer until 2024. Prior to joining Fortress, Mr. Briger spent fifteen years at Goldman Sachs, where he became a partner in 1996. Mr. Briger serves, or has served, on the board of, or in an advisory capacity to, various companies and several charitable organizations including Princeton University, the UCSF Foundation, Tipping Point and the Guild Theatre in Menlo Park. In addition, Mr. Briger is a member of the Council on Foreign Relations and is a Lecturer at the Stanford Graduate School of Business. Mr. Briger received a B.A. from Princeton University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

In connection with his election to the Board and pursuant to the Company’s 2023 Equity Incentive Plan (as amended, the “Plan”), Mr. Briger was automatically granted equity awards having an aggregate fair value of $2,000,000, consisting of (i) non-statutory stock options to purchase shares of the Company’s class A common stock, par value $0.001 per share, with a grant date fair value of $1,000,000, and (ii) restricted stock units with a grant date fair value of $1,000,000. Each of these awards will vest in equal annual installments over four years, subject to the terms of the Plan.

Mr. Briger will also be entitled to compensation pursuant to the Company’s non-employee director compensation policy, including the perquisites and other personal benefits to which all other non-employee directors are entitled, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2025, which description is incorporated herein by reference.

Retirement of Wei-Ming Shao as Executive Vice President & General Counsel and Corporate Secretary

On July 1, 2025, the Company announced that Wei-Ming Shao, the Company’s Executive Vice President & General Counsel and Corporate Secretary, has informed the Company of his intention to retire on December 31, 2025 after more than 25 years of service. The Company expects to engage in a search for Mr. Shao’s replacement. Mr. Shao will participate in this search and help to ensure a smooth transition of his duties over the balance of 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2025	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel